CONSENT BY LEGAL AND TAX COUNSEL

The Scott Law Firm, P.A. (the "Undersigned"), hereby consents to being named as legal and tax counsel in a Form S-1 Registration Statement and the inclusion of the legal opinions rendered by the Undersigned as Exhibits 5 and 8 thereto and the scope of the limited liability of the limited partners expressed under the sub-heading Limited Liability under the caption Potential Advantages in the prospectus filed with the Securities and Exchange Commission by Atlas Futures Fund, Limited Partnership, in connection with a proposed offering of limited partnership interests (the "Units") to the public as described in said Registration Statement.


                                          /s/ William S. Scott
                                          William S. Scott
                                          Florida Bar Number #947822

                                          The Scott Law Firm
                                          940 Northeast 79th Street, Suite A
                                          Miami, FL  33138

                                          (305) 754-3603
                                          Facsimile (305) 754-2668


Dated:  February 22, 2005